                      CERIDIAN CORPORATION
                   SAVINGS AND INVESTMENT PLAN

                 Fifth Declaration of Amendment

Pursuant to the retained power of amendment contained in Section
10.2 of the Ceridian Corporation Savings and Investment Plan, the undersigned hereby amends the Plan in the manner set forth below.

1.   Section 3.1(B)(1) is amended to read as follows:

     "(1) An Active Participant may elect to reduce his or her Eligible Earnings by any one percent increment from one percent to a maximum percentage of Eligible
     Earnings specified in Plan Rules, and the percentage so elected will automatically apply to the Participant's Eligible Earnings as adjusted from time to time. Plan Rules may specify a maximum percentage of Eligible Earnings for Active Participants who are Highly Compensated Employees that is less than the maximum percentage specified for Active Participants who are not Highly Compensated Employees."

2.   Section 3.2(A) is amended to read as follows:

     "(A)(1) Subject to Subsection (D) and the limitations of Article IX, the Participating Employer of an Active Participant will make a Basic Matching
     Contribution to the Trust on behalf of the Participant for a given month in an amount, if any, equal to a specified percentage of that portion of the Participant's Pre-Tax Contributions for the month which does not exceed six percent of the Participant's Eligible Earnings for the month, such percentage with respect to all months during a Plan
     Year to be specified by the Participating Employer.
     If, as of the end of any month during a Plan Year, the aggregate amount of Basic Matching Contributions made on behalf of an Active Participant for the Plan
     Year is less than the specified percentage of that portion of the Participant's Pre-Tax Contributions for the portion of the Plan Year through the end of such month which does not exceed six percent of the Participant's Eligible Earnings for such portion of the Plan Year, the Participating Employer will make an additional Basic Matching Contribution on behalf of the Active Participant in an amount equal to the difference. Notwithstanding the foregoing, for Plan
     Years before 1997, a Participating Employer will not make a basic Matching Contribution on behalf of an Active Participant for a given month (pursuant to either the first or second sentence of this Subsection (A)(1)) unless he or she satisfies the eligibility condition described in Subsection (B) for the month.


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



     (2) Subject to Subsection (D) and the limitations of
     Article IX, the Participating Employer of an Active
     Participant who satisfies the eligibility condition described in Subsection (B) for a Plan Year will make a Performance-Based Matching Contribution to the Trust on behalf of the Participant in an amount, if any, equal to a specified percentage of that portion of the Participant's Pre-Tax Contributions for the Plan Year which does not exceed six percent of the Participant's Eligible Earnings for the Plan Year, such percentage to be specified by the Participating
     Employer."

3.   Section 3.2(B) thereof is amended to read as follows:

     "(B) To be eligible to share in a Basic Matching
     Contribution for a given month in a Plan Year ending before January 1, 1997 or a Performance-Based Matching Contribution for a given Plan Year, an Active Participant must have either been

               (1)  actively employed with an Affiliated
               Organization on the last day of the month or Plan
               Year, as the case may be, or

               (2) on a leave of absence on the last day of the month or Plan Year, as the case may be, due to:

                    (a)  military or jury service which is
                    required by applicable law to be treated as an authorized leave, or any other absence required by applicable law or contractual undertaking to be treated as an authorized leave;

                    (b)  a leave of absence authorized for
                    medical reasons, public service, social
                    service or educational purposes, which is granted under rules applied uniformly to all Employees;

                    (c) any other leave of absence authorized by an Affiliated Organization, which is granted under rules applied uniformly to all Employees;

                    (d) a layoff, but only to the extent it does not exceed six months' duration; or

                    (e)  a leave of absence not exceeding 12
                    months' duration granted under the terms of an Affiliated Organization's Time Off Without
                    Pay Program."

4. The Plan is amended by adding a new Exhibit H in the form attached hereto.

5. The Plan is amended by adding a new Exhibit I in the form attached hereto.


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


The amendments set forth at items 1 and 3 above are effective as of January 1, 1997. The amendment set forth at item 2 above is effective as of January 1, 1996; provided, that any additional contributions required as a result of such amendment for the 1996 Plan Year are not required to be made until such date or dates during or following the Plan Year as the Participating Employer may elect but in no case more than 12 months after the end of the Plan Year. The amendments set forth at items 4 and 5 above are effective as of March 31, 1997.

IN WITNESS WHEREOF, the undersigned has caused this instrument to
be executed by its duly authorized officers this       day of
December, 1996.

                                   CERIDIAN CORPORATION



Attest:                            By:
       Secretary                      Vice President




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







                            EXHIBIT H
     Special Rules Applicable to Certain Former Participants in The Partnership Group, Inc. 401(k) Plan

This exhibit sets forth special rules applicable to Participants whose account balances under The Partnership Group, Inc. 401(k) Plan (the "PGI Plan") were transferred to the Trust in connection with the merger of the PGI Plan with and into the Plan effective as of March 31, 1997 (the "Merger"). For purposes of this
exhibit,  such  a   Participant  is   referred  to   as  a   "PGI
Participant."

1. Accounts. For each PGI Participant, the following Accounts will be established and maintained:

     (a) A PGI Pre-Tax Account to evidence the balance of his or her participant's elective account, if any, under the PGI Plan transferred to the Trust in connection with the Merger;

     (b) A PGI Employer Contribution Account to evidence the balance of his or her matching account, if any, under the PGI
Plan transferred to the Trust in connection with the Merger; and

     (c) A PGI Rollover Account to evidence the balance of his or her rollover account, if any, under the PGI Plan transferred to the Trust in connection with the Merger.
Such Accounts are sometimes collectively referred to in this exhibit as "PGI Accounts."

2. In-Service Withdrawals. (A) A PGI Participant who is an Employee may make hardship withdrawals in accordance with the provisions of Section 6.1 of the Plan from the portion of his or her PGI Pre-Tax Account consisting of elective deferrals to his or her participant's elective account under the PGI Plan and from his or her PGI Rollover Account.

     (B)  A  PGI  Participant  who   is  an  Employee  may   make
withdrawals from his or her PGI Accounts in accordance with the provisions of Section 6.2 of the Plan.

     (C) All withdrawals from PGI Accounts pursuant to this section are subject to the provisions of Section 6.4 of the Plan.

3. Loans. A PGI Participant may borrow funds from his or her PGI Pre-Tax Account and PGI Rollover Account in accordance with
Section 6.5 of the Plan. Any loan outstanding under the PGI Plan at the time of the Merger will remain outstanding in accordance with the terms of such loan.

     4. Vesting. Each PGI Participant at all times has a fully vested nonforfeitable interest in his or her PGI Accounts.

     5. Time and Form of Distribution. A PGI Participant's PGI Accounts will be distributed following his or her termination of employment or earlier attainment of age 70-1/2 in accordance with
Article VIII of the Plan; provided, that a PGI Participant who has terminated employment and whose PGI Accounts have an aggregate value of more than $3500 may elect to defer distribution of his or her PGI Accounts by providing the Administrator a written, signed statement indicating the date on which the distribution is to be made, which date may not be later than April 1 of the calendar year following the calendar year during which the PGI Participant attains age 70-1/2. Such deferral election must be received by the Administrator not less than 30 days before the date on which distribution to the PGI Participant would otherwise be required to be made pursuant to
Section 8.1.

6. Prior Actions. Elections, designations, waivers, consents and similar actions made pursuant to the PGI Plan prior to the Merger and in effect as of the date of the Merger will remain in effect for purposes of the Plan until revoked or withdrawn or otherwise made void pursuant to the terms of the Plan.

                            EXHIBIT I
     Special Rules Applicable to Certain Former Participants in the Employee Assistance Associates, Inc. Employees' 401(k) Plan

This exhibit sets forth special rules applicable to Participants whose account balances under the Employee Assistance Associates, Inc. Employees' 401(k) Plan (the "EAA Plan") were transferred to the Trust in connection with the merger of the EAA Plan with and into the Plan effective as of March 31, 1997 (the "Merger"). For purposes of this exhibit, such a Participant is referred to as an "EAA Participant."

1.   Accounts.   The balance  of  an EAA  Participant's  accounts
under the EAA Plan will be transferred to Accounts under the Plan as follows:

     (a) The balance of the EAA Participant's "employee elective deferral account," if any, under the EAA Plan will be transferred to his or her Pre-Tax Account;

     (b) The balance of the EAA Participant's "employer matching account" and "employer contribution account," if any, under the EAA Plan will be transferred to an EAA Employer Contribution
Account established in his or her name; and

     (c) The balance of his or her "rollover contribution account," if any, under the EAA Plan will be transferred to his or her General Rollover Account.

Such Accounts are sometimes collectively referred to in this exhibit as "EAS Accounts."

2.   In-Service Withdrawals.    An  EAA  Participant  who  is  an
Employee may  make  withdrawals  from his  or  her  EAA  Employer
Contribution Account in accordance with Section 6.2 of the Plan.

3.   Loans.  Any loan outstanding under the EAA Plan at the  time
of  the  Merger  will  remain  outstanding  under  the  Plan   in
accordance with the terms of such loan.

4.   Vesting and Forfeitures.

     4.1 Vesting. (A) An EAA Participant will acquire a fully vested nonforfeitable interest in his or her EAA Employer
Contribution Account upon attaining his or her Normal  Retirement
Date while he or she is an Employee.

     (B)  An  EAA  Participant  will   acquire  a  fully   vested
nonforfeitable interest in his  or her EAA Employer  Contribution
Account if he or she dies or becomes Disabled while he or she is an Employee.

     (C) An EAA Participant whose employment terminates on or after the date of the Merger but before his or her Normal Retirement Date other than by reason of his or her death or becoming Disabled will acquire a vested nonforfeitable interest in his or her EAA Employer Contribution Account to the extent provided in the following schedule:


                                       Vested
               Years of Service       Interest

               Less Than Two Years        0%
               Two Years                 40%
               Three Years               60%
               Four Years                80%
               Five or More Years       100%


An EAA Participant's "Years of Service" are the number of years of service he or she had completed as of December 31, 1996 under the EAA Plan and either (1) his or her years of Vesting Service under the Plan after December 31, 1996 or (2) the number of Plan Years after December 31, 1996 during each of which he or she completed at least 1000 Hours of Service, whichever is greater.

     (D) In no case will an EAA Participant's vested interest in his or her EAA Employer Contribution Account be less than his or her vested interest immediately prior to the Merger in his or her employer matching account and employer contribution account under the EAA Plan.

     4.2  Forfeitures.

     (A) If an EAA Participant terminates employment on or after the date of the Merger with less than a fully vested interest in his or her EAA Employer Contribution Account balance, the provisions of Sections 7.2, 7.3 and 7.4 of the Plan will apply to such Account.

     (B) If an EAA Participant terminated employment before the date of the Merger with less than a fully vested interest in his or her employer matching account and employer contribution account under the EAA Plan and the nonvested portion of such account was not forfeited before the date of the Merger, the provisions of Section 7.2, 7.3 and 7.4 of the Plan will apply to his or her EAA Employer Contribution Account.

     (C) If a former participant in the EAA Plan who terminated employment before the date of the Merger with less than a fully vested interest in the balance of his or her employer matching account and employer contribution account under the EAA Plan becomes a Qualified Employee before experiencing a Break in Service of five full years, the forfeited portion of such account will be restored in accordance with Section 7.2(B) of the Plan. The restoration will be made to the EAA Participant's EAA Employer Contribution Account and his or her vested interest in such EAA Employer Contribution Account will be determined in accordance with Section 4.1 of this exhibit subject to appropriate adjustment in accordance with Section 7.3(B) of the Plan.

     4.3  Hour of  Service.    (A)    Subject  to  the  remaining
subsections of this section, for purposes of this exhibit the term "Hour of Service," with respect to an EAA Participant includes and is limited to -

     (1) each hour for which the EAA Participant is paid, or entitled to payment, for the performance of duties for an Affiliated Organization;

     (2) each hour for which the EAA Participant is paid, or entitled to payment, by an Affiliated Organization for an authorized absence, such as holiday, personal days off, sick leave, short-term disability, funeral leave, jury duty and reserve United States Armed Forces duty;

     (3) Each hour that the EAA Participant was absent without pay due to:

          (d) military or jury service which is required by applicable law to be treated as an authorized leave, or any other absence required by applicable law or contractual undertaking to be treated as an authorized leave;

          (e) a leave of absence authorized for medical reasons, public service, social service or educational purposes, which leaves shall be granted under rules applied uniformly to all Employees;

          (f) any other leave of absence authorized by an Affiliated Organization, all of which leaves of absence are defined as "personal leaves" and which leaves will be granted under rules applied uniformly to all Employees;

          (g) a layoff, but only to the extent it does not exceed six months' duration;

          (h) a leave of absence granted under the terms of an Affiliated Organization's Time Off Without Pay Program, but only to the extent it does not exceed 12 months' duration;

     in which case the number of hours for which an EAA Participant receives credit will be equal to that number of Hours of Service per day which he or she would normally have been scheduled to complete during such absence, or eight hours per day, whichever is less; and

     (4) each hour for which backpay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliated Organization; provided, that Hours of Service taken into account under clause (1), (2) or (3) will not also be taken into account under this clause (4).

     (B) For purposes of applying clauses (1) and (4) of Subsection (A), hours for which an EAA Participant is entitled to overtime premium pay will be taken into account only to the extent the EAA Participant actually performs services or to which a backpay award pertains and will not include any hours attributable to the premium pay itself.

     (C) For purposes of applying clause (2) of Subsection (A), the EAA Participant will be credited with Hours of Service during such absence at the same rate at which he or she was credited under clause (1) of Subsection (A) immediately prior to the commencement of such absence.

     (D)  An EAA Participant will be  credited with 190 Hours  of
Service for each calendar month during which he or she completes at least one Hour of Service.

     (E) Notwithstanding the foregoing provisions of this section, the number of Hours of Service that an EAA Participant completes (1) while, although not employed with an Affiliated Organization, he or she is considered to be a "leased employee" of an Affiliated Organization or of a "related person" (within the meaning of Code sections 414(n)(2) and 144(a)(3), respectively) or (2) with any other organization to the extent such Hours of Service are required to be taken into account pursuant to Treasury Regulations under Code section 414(o), in each case determined in the manner specified in Subsections (A) through (D), will also be taken into account.

     5.   Time and Form  of Distribution.   An EAA  Participant's
EAA Employer Contribution Account will be distributed at the same time and on the same form as the rest of his or her Accounts.

     6. Prior Actions. Elections, designations, waivers, consents and similar actions made pursuant to the EAA Plan prior to the Merger and in effect as of the date of the Merger will remain in effect for purposes of the Plan until revoked or withdrawn or otherwise made void pursuant to the terms of the Plan.